Exhibit 10.3
PEBBLEBROOK HOTEL TRUST

Performance Unit Award Agreement for Executive Officers

    THIS PERFORMANCE UNIT AWARD AGREEMENT (this “PUA Agreement”) governs the Performance Unit Award granted by PEBBLEBROOK HOTEL TRUST, a Maryland real estate investment trust (the “Company”), to [____________________] (the “Participant”), in accordance with and subject to the provisions of the Company’s 2009 Equity Incentive Plan, as amended and restated effective July 10, 2012, as amended through May 16, 2022 (the “Plan”). A copy of the Plan has been made available to the Participant. All terms used in this PUA Agreement that are defined in the Plan have the same meaning given them in the Plan.

1.Grant of Performance Unit Award. In accordance with the Plan, and effective as of February 15, 2024 (the “Date of Grant”), the Company granted to the Participant, subject to the terms and conditions of the Plan and this PUA Agreement, a Performance Unit Award (the “Award”) with respect to [__________] Performance Units, which are referred to herein as the “Target Performance Units”. The Award represents the right to receive one Common Share for each Performance Unit that is earned in accordance with, and subject to, the terms of this PUA Agreement. Subject to the terms and conditions of this PUA Agreement, more than 100% of the Target Performance Units may be earned but under no circumstances may more than 200% of the Target Performance Units be earned. The Award includes Dividend Equivalent Rights as described in Section 6.
2.Performance Vesting. The Participant shall earn Performance Units, i.e., the Participant’s interest in Performance Units shall become vested and nonforfeitable (“Vested”), to the extent provided in paragraphs 2(a) and 2(b) as determined and certified by the Committee pursuant to Section 5 and as of the date of such certification, provided that the Participant remains employed by the Company or an Affiliate from the Date of Grant through the end of the Measurement Period (as defined below). No more than 200% of the Target Performance Units can become Vested pursuant to the calculations set forth in paragraphs 2(a) and 2(b). This PUA Agreement shall be interpreted in a manner consistent with the examples of the calculations pursuant to paragraphs 2(a) and 2(b) as set forth on Exhibit A attached hereto.
(a)Relative TSR Measurement. The Participant’s interest in a number of Performance Units, not to exceed 140% of the Target Performance Units, shall become Vested based on Company TSR (as defined below) compared to the TSR (as defined below) of each member of the Peer Group (as defined below) as set forth in this paragraph 2(a). The number of Performance Units, if any, which shall become Vested under this paragraph 2(a) shall in no event exceed 140% of the Target Performance Units or be less than zero and shall be determined according to one of the three following scenarios, based on Percent Rank (as defined below), and in each case the result shall be calculated to, and rounded up to, the nearest whole number:
i.if Percent Rank is less than 0.25, then no Performance Units shall become Vested under this paragraph 2(a).
ii.if Percent Rank is greater than or equal to 0.25 and is also less than 0.55, then the number of Performance Units that shall become Vested under this paragraph 2(a) shall be equal to the result of the following formula:
(Target Performance Units * 0.7) * ((5 * Percent Rank + 0.25) / 3).

iii.if Percent Rank is greater than or equal to 0.55, then the number of Performance Units that shall become Vested under this paragraph 2(a) shall be equal to the result of the following formula, subject in all cases to a maximum of 140% of the Target Performance Units:
(Target Performance Units * 0.7) * (5 * Percent Rank – 1.75)
; provided, however, that if Company TSR is less than zero, then the maximum number of Performance Units that shall become Vested under this paragraph 2(a) shall be equal to Target Performance Units, even if the formula set forth immediately above results in an amount that is greater than Target Performance Units.
(b)Absolute TSR Measurement. The Participant’s interest in a number of Performance Units, not to exceed 60% of the Target Performance Units, shall become Vested based on Company TSR as set forth in this paragraph 2(b). The number of Performance Units, if any, which shall become Vested under this paragraph 2(b) shall in no event exceed 60% of the Target Performance Units or be less than zero and shall be determined according to one of the three following scenarios, based on Company TSR, and in each case the result shall be calculated to, and rounded up to, the nearest whole number:
i.if Company TSR is less than 5%, then no Performance Units shall become Vested under this paragraph 2(b).
ii.if Company TSR is greater than or equal to 5% and is also less than 8%, then the number of Performance Units that shall become Vested under this paragraph 2(b) shall be equal to the result of the following formula:
(Target Performance Units * 0.3) * (50 * (Company TSR – 2%) / 3)
iii.if Company TSR is greater than or equal to 8%, then the number of Performance Units that shall become Vested under this paragraph 2(b) shall be equal to the result of the following formula, subject in all cases to a maximum of 60% of the Target Performance Units:
(Target Performance Units * 0.3) * (50 * Company TSR – 300%).
3.Termination of Employment. Except as provided in paragraphs 3(a), 3(b), 3(c), 3(d), 3(e) and 3(f), the Participant’s interest in all of the Performance Units that have not Vested on or before the date on which the Participant’s employment with the Company or an Affiliate terminates or is terminated will be forfeited on the date of such termination.
(a)Change in Control. If a Control Change Date occurs before January 1, 2027, and if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the Control Change Date, the Participant’s interest shall become Vested in the greater of (i) 100% of the Target Performance Units and (ii) the number of Performance Units (which may exceed 100% of the Target Performance Units) that become Vested in accordance with paragraphs 2(a) and 2(b). If the Participant’s interest in any Performance Units becomes Vested under this paragraph 3(a), then the Participant’s interest in no other Performance Units shall become Vested under this PUA Agreement.

(b)Death or Disability. If the Participant’s employment by the Company or its Affiliates terminates before January 1, 2027, on account of death or disability (as defined in Code section 22(e)(3)) and if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date of such termination, the Participant’s interest shall become Vested in the greater of (i) 100% of the Target Performance Units and (ii) the number of Performance Units (which may exceed 100% of the Target Performance Units) that become Vested in accordance with paragraphs 2(a) and 2(b). If the Participant’s interest in any Performance Units becomes Vested under this paragraph 3(b), then the Participant’s interest in no other Performance Units shall become Vested under this PUA Agreement.
(c)Termination of Employment Without Cause. If the Participant’s employment by the Company or its Affiliates ends before January 1, 2027, on account of a termination of the Participant’s employment by the Company or an Affiliate without Cause (as defined below) and if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date of such termination, the Participant’s interest shall become Vested in:
(i)if the date of such termination is before January 1, 2025, then (A) the greater of (x) one-third of the Target Performance Units and (y) one-third of the number of Performance Units that become Vested in accordance with paragraphs 2(a) and 2(b); plus (B) two-thirds of the Target Performance Units;
(ii)if the date of such termination is after December 31, 2024 but before January 1, 2026, then (A) the greater of (x) two-thirds of the Target Performance Units and (y) two-thirds of the number of Performance Units that become Vested in accordance with paragraphs 2(a) and 2(b); plus (B) one-third of the Target Performance Units; or
(iii)if the date of such termination is after December 31, 2025, then the greater of (i) 100% of the Target Performance Units and (ii) the number of Performance Units (which may exceed 100% of the Target Performance Units) that become Vested in accordance with paragraphs 2(a) and 2(b).
If the Participant’s interest in any Performance Units becomes Vested under this paragraph 3(c), then the Participant’s interest in no other Performance Units shall become Vested under this PUA Agreement.
(d)Termination of Employment for Cause. If the Participant’s employment by the Company or its Affiliates ends before January 1, 2027, on account of a termination of the Participant’s employment by the Company or an Affiliate for Cause and if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date of such termination, the Participant’s interest in all of the Performance Units that have not earlier Vested shall be forfeited; provided, however, that in the event the Participant is terminated for Cause as defined in paragraph (7)(a)(i) and the Participant is subsequently acquitted of the act or acts referred to therein, then the Participant shall be deemed for purposes of this PUA Agreement to have been terminated without Cause as of the date of the termination and the Participant’s interest shall become Vested in the number of Performance Units determined in accordance with paragraph 3(c) notwithstanding that a number of Performance Units may have been previously forfeited due to the termination of the Participant’s employment for Cause based on such charge.

(e)Termination of Employment by the Participant for Good Reason. If the Participant’s employment by the Company or its Affiliates ends before January 1, 2027, on account of a termination of the Participant’s employment by the Participant for Good Reason (as defined in, and in accordance with the terms of, that certain Change-in-Control Severance Agreement entered into as of [______________ 20__] by and between the Company and the Participant) and if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date of such termination, the Participant’s interest shall become Vested in the greater of (i) 100% of the Target Performance Units and (ii) the number of Performance Units (which may exceed 100% of the Target Performance Units) that become Vested in accordance with paragraphs 2(a) and 2(b). If the Participant’s interest in any Performance Units becomes Vested under this paragraph 3(e), then the Participant’s interest in no other Performance Units shall become Vested under this PUA Agreement.
(f)Termination of Employment by the Participant Due to Retirement. If the Participant’s employment by the Company or its Affiliates ends before January 1, 2027, on account of a termination of the Participant’s employment by the Participant due to his Retirement, then the Participant’s interest shall become Vested in the greater of (i) 100% of the Target Performance Units and (ii) the number of Performance Units (which may exceed 100% of the Target Performance Units) that become Vested in accordance with paragraphs 2(a) and 2(b). If the Participant’s interest in any Performance Units becomes Vested under this paragraph 3(e), then the Participant’s interest in no other Performance Units shall become Vested under this PUA Agreement. For this purpose, a termination of the Participant’s employment with the Company shall constitute a “Retirement” if the Participant terminates employment after satisfying all of the following: (i) the Participant has attained at least 55 years of age; (ii) the Participant has attained at least seven years of continuous employment with the Company; (iii) the Participant’s age set forth in subsection (c)(i), combined with the Participant’s years of continuous employment with the Company in subsection (c)(ii), must equal or exceed 70; (iv) the Participant has provided the [Company/CEO/Board] with at least 274 days’ advance written notice of his or her intent to retire (with such notice containing his or her last day of employment) and the Participant remains in good standing with the Company (as determined by the Company) throughout such notice period; and (v) the Participant has timely filed the Restrictive Covenants Agreement, substantially in the form attached hereto as Exhibit B.

4.Transferability. The Performance Units evidenced by this PUA Agreement cannot be transferred; provided, however, that, subject to the requirements of applicable securities laws, the Participant’s rights in the Performance Units evidenced by this PUA Agreement may be transferred by will or the laws of descent and distribution.
5.Settlement of Performance Units. As soon as practicable after the end of the Measurement Period, but in all events not later than March 15 of the year following the end of the Measurement Period, the Committee shall determine and certify the extent to which the performance objectives described herein have been achieved and the number of Performance Units that have become Vested (which may be greater than 100% of the Target Performance Units but in no event shall be greater than 200% of the Target Performance Units). As soon as practicable after the Committee’s certification in accordance with the preceding sentence, but in all events no later than March 15 of the year following the end of the Measurement Period, the Company shall issue to the Participant, in the Company’s sole discretion, either (a) Common Shares in a number equal to the number of Performance Units that the Committee certified have become Vested or (b) a single sum cash payment equal to the Fair Market Value of the number of Common Shares described in clause (a) of this sentence.

6.Dividend Equivalent Rights. As soon as practicable after the issuance of Common Shares as described in Section 5, the Company shall make a single sum cash payment to the Participant equal to the cumulative amount of dividends paid during the Measurement Period on the number of Common Shares equal to the number of Performance Units that the Committee certified have become Vested. No cash amount will be paid as Dividend Equivalent Rights with respect to Performance Units that do not become Vested.
7.Definitions. For purposes of this PUA Agreement, the terms Cause, Company TSR, Measurement Period, Peer Group and TSR shall have the following meanings:
(a)“Cause” means that the Board concludes, in good faith and after reasonable investigation, that: (i) the Participant has been charged by the United States or a State or political subdivision thereof with conduct which is a felony under the laws of the United States or any State or political subdivision thereof; (ii) the Participant engaged in conduct relating to the Company constituting material breach of fiduciary duty, willful misconduct (including acts of employment discrimination or sexual harassment) or fraud; (iii) the Participant breached in any material respect the Participant’s obligations or covenants, if any, restricting the recruitment of employees of the Company or an Affiliate to work for another employer set forth in an agreement with the Company; or (iv) the Participant materially failed to follow a proper directive of the Board within the scope of the Participant’s duties (which shall be capable of being performed by the Participant with reasonable effort) after written notice from the Board specifying the performance required and the Participant’s failure to perform within 30 days after such notice. For this purpose, no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith or if the result thereof would be unethical or illegal.
(b)“Company TSR” means the TSR of the Company over the term of the Measurement Period. If, before January 1, 2027, (A) a Change in Control occurs, (B) the Participant’s employment by the Company or its Affiliates terminates on account of death or disability or (C) the Participant’s employment by the Company or its Affiliates terminates without Cause as contemplated by paragraph 3(c), the TSR of the Company for the period from the then-most recent fiscal year end to the end of the Measurement Period shall be annualized for purposes of calculating Company TSR.
(c)“Measurement Period” means the period beginning on January 1, 2024 and ending on December 31, 2026; provided, however, that in the event that during such period (A) a Change in Control occurs, (B) the Participant’s employment by the Company or its Affiliates terminates on account of death or disability or (C) the Participant’s employment by the Company or its Affiliates terminates without Cause as contemplated by paragraph 3(c), the Measurement Period shall end on the date of the event described in clause (A), (B) or (C) above for purposes of calculating Company TSR and the TSR of each member of the Peer Group.

(d)“Peer Group” means the following ten companies: Apple Hospitality REIT, Inc., Chatham Lodging Trust, DiamondRock Hospitality Company, Host Hotels & Resorts, Inc., Park Hotels & Resorts Inc., RLJ Lodging Trust, Ryman Hospitality Properties, Inc., Summit Hotel Properties, Inc., Sunstone Hotel Investors, Inc. and Xenia Hotels & Resorts, Inc. If the common shares (or shares of common stock, as applicable) of any member of the Peer Group cease permanently to be publicly traded during the Measurement Period, the TSR of such member of the Peer Group shall be excluded from the calculations set forth in paragraph 2(a) for any year or quarter during the Measurement Period in which such shares are not publicly traded. If, before January 1, 2027, (A) a Change in Control occurs, (B) the Participant’s employment by the Company or its Affiliates terminates on account of death or disability or (C) the Participant’s employment by the Company or its Affiliates terminates without Cause as contemplated by paragraph 3(c), the arithmetic average of the TSR of each member of the Peer Group for the period from the then-most recent fiscal year end to the end of the Measurement Period shall be annualized for purposes of the calculations set forth in paragraph 2(a).
(e)“Percent Rank” for any given period means Company TSR’s percentile rank relative to the TSRs of the members of the Peer Group and shall be calculated using the Microsoft Excel formula
=IF(Y>MAX(X),1,IF(Y<MIN(X),0,IFERROR(PERCENTRANK(X,Y),0)))
, in which “X” shall be a list of the TSRs of each member of the Peer Group for such period, and “Y” shall be Company TSR for such period.
(f)“TSR” means the average annual total shareholder or stockholder (as applicable) return during a given period (i.e., the price appreciation/depreciation per common share or share of common stock (as applicable) during a given period plus dividends paid on such shares during the same period) of a given entity, expressed as a percentage, as determined using data provided by Bloomberg. For purposes of calculating price appreciation/depreciation per common share (or share of common stock, as applicable), the per-share prices for the beginning and end of the Measurement Period are to be determined by averaging the closing prices for such shares as reported on the New York Stock Exchange (the “NYSE”) or other applicable principal securities exchange in which the given entity’s shares are traded for each of the trading days during the last 30 calendar days preceding the start or end, as applicable, of the Measurement Period. For purposes of calculating TSR, dividends for the given period shall be treated as reinvested.
8.Shareholder Rights. Participant shall not have any rights as a shareholder of the Company with respect to the Performance Units. Upon the issuance of Common Shares in settlement of Performance Units that have become Vested, the Participant shall have all of the rights of a shareholder of the Company with respect to those shares, including the right to vote the shares and to receive dividends on the shares.
9.No Right to Continued Employment. The grant of the Performance Unit Award pursuant to this PUA Agreement does not give the Participant any rights with respect to continued employment by the Company or an Affiliate.
10.Governing Law. This PUA Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Maryland without reference to principles of conflict of laws.

11.Conflicts. The Participant agrees that in the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and this PUA Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Date of Grant.
12.Participant Bound by Plan. The Participant hereby acknowledges that a copy of the Plan has been made available to the Participant and the Participant agrees to be bound by all the terms and provisions of the Plan.
13.Recoupment. In consideration for the grant of the Award, the Participant agrees that this PUA Agreement is subject to the Company’s Clawback Policy, amended and restated by the Board on July 20, 2024 (as such policy may be amended or amended and restated by the Board from time to time, the “Clawback Policy”), and that all other Agreements between the Company and the Participant are hereby amended such that all of such Agreements shall be subject to the Clawback Policy.
14.Binding Effect. Subject to the limitations stated above and in the Plan, this PUA Agreement shall be binding upon the Participant and the Participant’s successors in interest and the Company and any successors of the Company.
[Signatures appear on following page.]

    IN WITNESS WHEREOF, the Company and the Participant have executed this PUA Agreement effective as of the Date of Grant.

PEBBLEBROOK HOTEL TRUST			[	]

By:	[	]

Title:	[	]

EXHIBIT A - ILLUSTRATIVE EXAMPLES
assuming an award of 50 Target Performance Units (“TPUs”)

I. Relative TSR Measurement (paragraph 2(a))
Example A: In which Percent Rank = .85 (i.e., the percentile rank of Company TSR relative to the TSRs of the members of the Peer Group is 85%), and Company TSR ≥ 0%.
    = (TPUs x 0.7) x (5 x Percent Rank – 1.75)
    = 35 x (4.25 – 1.75 )
    = 87.5 70 Performance Units (capped at 200% of 70% of TPUs) 70 Common Shares
Example B: Same as Example A, except that Company TSR is < 0%.
    = 87.5 35 Performance Units (capped at 100% of 70% of TPUs) 35 Common Shares
Example C: In which Percent Rank = 0.60 (i.e., the percentile rank of Company TSR relative to the TSRs of the members of the Peer Group is 60%), and Company TSR ≥ 0%.
    = (TPUs x 0.7) x (5 x Percent Rank – 1.75)
    = 35 x (3 – 1.75 )
    = 43.75 44 Performance Units 44 Common Shares
Example D:    In which Percent Rank = 0.25 (i.e., the percentile rank of Company TSR relative to the TSRs of the members of the Peer Group is 25%), and Company TSR ≥ 0%.
    = (TPUs x 0.7) x (5 x Percent Rank + 0.25) / 3
    = 35 x (1.25 + 0.25 ) / 3
    = 17.5 18 Performance Units 18 Common Shares
Example E:    In which Percent Rank = 0.20 (i.e., the percentile rank of Company TSR relative to the TSRs of the members of the Peer Group is 20%), and Company TSR ≥ 0%.
    = 0, because 0.20 is below the Threshold level of 0.25.

Relative TSR (paragraph 2(a))
Percent	Number of Performance Units Vested If Company TSR Is:
Rank	≥ 0%	< 0%
< 25%	0	0
25%	18	18
30%	21	21
35%	24	24
40%	27	27
45%	30	30
50%	33	33
55%	35	35
60%	44	35
65%	53	35
70%	62	35
75%	70	35
> 75%	70	35

A-1

II. Absolute TSR Measurement (paragraph 2(b))
Example A: In which Company TSR = 11%
    = (TPUs x 0.3) x (50 x Company TSR – 300%)
    = 15 x (550% -- 300%)
    = 15 x 250%
    = 37.5 30 Performance Units (capped at 200% of 30% of TPUs) 30 Common Shares
Example B: In which Company TSR = 9%
    = (TPUs x 0.3) x (50 x Company TSR – 300%)
    = 15 x (450% -- 300%)
    = 15 x 150%
    = 22.5 23 Performance Units 23 Common Shares
Example B: In which Company TSR = 6%
    = (TPUs x 0.3) x (50 x (Company TSR – 2%) / 3)
    = 15 x (50 x 4%) / 3
    = 15 x 200% / 3
    = 10 10 Performance Units 10 Common Shares
Example C: In which Company TSR = 4%
    = 0, because 4% is below the threshold level of 5%.

Absolute TSR (paragraph 2(b))
Company TSR	Number of Performance Units Vested
< 5.0%	0
5.0%	8
5.5%	9
6.0%	10
6.5%	12
7.0%	13
7.5%	14
8.0%	15
8.5%	19
9.0%	23
9.5%	27
10.0%	30
> 10.0%	30

A-2